EXHIBIT 99.1

Investor Relations Contact:

Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX PROVIDES SEPTEMBER QUARTER FY07 BUSINESS UPDATE

SAN JOSE, CA, SEPTEMBER 13, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today announced its business update for the September quarter of fiscal 2007.  The Company now expects September quarter sales to decline 4% to 7% sequentially.  This is a revision from previous sales guidance of flat to down 5% sequentially, and is a result of lower than anticipated sales from the Asia Pacific region.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, greater than expected mix shift within the new products category or greater than expected decline in mainstream products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to secure adequate test, packaging and assembly capacity from our suppliers, our ability to successfully manage production at multiple foundries, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.